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                                                                  EXHIBIT 10(a)
                                      EXHIBIT A

                      SUPPLEMENTAL RETIREMENT PROGRAM AMENDMENTS


     1.   The definitions entitled Company Accounts, Deferred Compensation Plan,
                                   ________________  __________________________
          Matched Deposits, Participating Employer, and Savings and Profit-
          ________________  ______________________      ___________________
          Sharing Retirement Plan in Article II (Definitions) are amended
          _______________________
          effective January 1, 1999, and the definitions entitled Compensation
                                                                  ____________
          and Performance Unit Plan are amended effective February 1, 1998 to
              _____________________
          read as follows:

          Company Account(s):  The account(s) of that name and any successor
          __________________
          account(s) and/or fund(s) established and maintained pursuant to the Savings and Profit-Sharing Retirement Plan prior to January 1, 1999, the Savings, Profit-Sharing and Stock Ownership Plan, and the Mirror Savings Plans in which are reflected all Company contributions allocated to an Eligible Management Associate together with all assets attributable thereto.

          Compensation:  The total cash remuneration (including Profit Incentive
          ____________
          Compensation, and whether received or deferred (i) Performance Unit Plan payments and (ii) EVA Performance Plan payments) paid to an Associate by the Company or a Participating Employer, or, for the purpose of determining Average Final Compensation only, by a Controlled Group Member, that qualifies as wages as defined in Code
          Section 3401(a), determined without regard to any reduction for workers' compensation and state disability insurance reimbursements, and all other compensation payments for which the Company or a Participating Employer or other Controlled Group Member is required to furnish the Associate a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, reduced by the following items:

          (a) all expatriate and foreign service allowances, including without limitation cost-of-living adjustments;

          (b)  tax gross-up payments;

          (c)  noncash prizes;

          (d) income attributable to employer-provided group term life insurance;

          (e)  income recognized with respect to stock options and stock awards;

          (f)  tax equalizations payments;

          (g)  taxable and nontaxable relocation payments;

          (h) payments of deferred amounts under the EVA Performance Plan or any other nonqualified plan of deferred compensation;

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          (i)  special payments made to an Associate under the Performance Unit
               Plan or the EVA Performance Plan in the year of retirement or disability;

          (j)  severance pay, outplacement pay, and/or critical pay;

          (k)  third-party disability payments (State of New York);

          (l)  home sale bonus payments;

          (m)  mortgage interest assistance payments;

          (n) senior management perquisites, tax preparation fees, and allowances for travel from Alaska and Hawaii;

          (o)  legal settlements constituting back pay or other wage payments;

          (p)  non-associate travel reimbursements;

          (q)  clothing allowance payments; and

          (r)  payments made pursuant to a non-compete agreement.

          In addition, Compensation includes any contributions made by a Participating Employer or other Controlled Group Member on behalf of an Associate pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code
          Section 401(k), and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code Section 125, and amounts deferred by an Associate under the Deferred Compensation Plan and the Mirror Savings Plans.

          Each annual payment to an Associate (i) from the Performance Unit Plan, (ii) from the EVA Performance Plan, and (iii) of Profit Incentive Compensation shall be deemed to have been made in the calendar year immediately preceding the year in which payment was actually made.

          For all purposes under the plan, the Benefits Administration Committee, in its discretion, may exclude additional items from "Compensation" under the Plan.

          An Associate who is in the service of the Armed Forces of the United States during any period in which his reemployment rights are guaranteed by law will be considered to have received the same rate of Compensation during his absence he was receiving immediately prior to his absence, provided he returns to employment with a Controlled Group Member within the time such rights are guaranteed.

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          Deferred Compensation Plan:  J. C. Penney Company, Inc. 1995 Deferred
          __________________________
          Compensation Plan, as amended from time to time, as in existence prior to January 1, 1999 before being merged into the J. C. Penney Company, Inc. Mirror Savings Plan II effective January 1, 1999.

          Matched Deposits:  An Eligible Management Associate's deposits, not in
          ________________
          excess of 6% of his compensation (as defined in the Savings and Profit-Sharing Retirement Plan, the Savings, Profit-Sharing and Stock Ownership Plan and the Mirror Savings Plans), made pursuant to the Savings and Profit-Sharing Retirement Plan, the Savings, Profit-Sharing and Stock Ownership Plan, and the Mirror Savings Plans.

          Participating Employer:  The Company and any other Controlled Group
          ______________________
          Member or organizational unit of the Company or of a Controlled Group Member which is designated as a Participating Employer under the Plan by the Human Resources Committee; provided, however, that if such designation would substantially increase the cost of the Plan to the Company, such designation shall be subject to the sole discretion of the Board of Directors.

          Performance Unit Plan:  J. C. Penney Company, Inc. 1984 Performance
          ___ _________________
          Unit Plan, as amended from time to time, as in existence prior to February 1, 1998 when terminated effective January 31, 1998.

          Savings and Profit-Sharing Retirement Plan:  J. C. Penney Company,
          __________________________________________
          Inc. Savings and Profit-Sharing Retirement Plan, as amended from time to time, as in existence prior to January 1, 1999 before being merged into the Savings, Profit-Sharing and Stock Ownership Plan effective January 1, 1999.


     2.   The definition entitled Personnel Committee in Article II
                                  ___________________
          (Definitions) is deleted effective January 1, 1999, the definition EVA
                                                                             ___
          Performance Plan is added effective February 1, 1998, and the
          ________________
          definitions entitled Human Resources Committee and Mirror Savings
                               _________________________     ______________
          Plans are added effective January 1, 1999 to read as follows:
          _____

          EVA Performance Plan:  The J. C. Penney Company, Inc. 1998 EVA
          ____________________
          Performance Plan, as amended from time to time.

          Human Resources Committee: The Human Resources Committee of the
          _________________________
          Management Committee of the Company.

          Mirror Savings Plans:  The J. C. Penney Company, Inc. Mirror Savings
          ____________________
          Plan I, the J. C. Penney Company, Inc. Mirror Savings Plan II, and the
          J. C. Penney Company, Inc. Mirror Savings Plan III.

     3. Item (ii) of subparagraph (1) (b) of Article IV (Benefits) is amended effective January 1, 1999 to read as follows:

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          (i)  the single-life, no-death-benefit annuity equivalent, as of the
               Valuation Date which is the next trading date of the New York Stock Exchange following the Eligible Management Associate's Separation from Service, of


               (a) the value of all assets allocated to the Eligible Management Associate in the Company Account(s) under the Savings, Profit-Sharing and Stock Ownership Plan, including such assets allocated to him under the Savings and Profit-Sharing Retirement Plan prior to January 1, 1999; and


               (b) the value of any additional assets which would have been allocated to the Eligible Management Associate's Company Account(s) under the Savings and Profit-Sharing Retirement Plan, the Savings, Profit-Sharing and Stock Ownership Plan, and the Mirror Savings Plans, had such Eligible Management Associate made all further permissible Matched Deposits up to 6% of his compensation (as such term is defined in each said plan) under each said plan and had he not made any withdrawals of taxed Matched Deposits from the plans prior to January 1, 1989; and

               (c) the value of dividends attributable to units in his Company Account (within the meaning of the Savings, Profit-Sharing and Stock Ownership Plan) and distributed to the Eligible Management Associate pursuant to Section 9.04 of the Savings, Profit-Sharing and Stock Ownership Plan; and

               (d) the value of any amounts payable pursuant to the terms of a domestic relations order qualified under Code Section 414(p) out of such Eligible Management Associate's Company Account(s) from the Savings and Profit-Sharing Retirement Plan and the Savings, Profit-Sharing and Stock Ownership Plan; and

               (e) the value of benefits payable to the Eligible Management Associate (or another person on behalf of the Eligible Management Associate) from (A) his annual benefit limit make-up account pursuant to Paragraph (2) of Article IV of the Benefit Restoration Plan prior to January 1, 1999, and
                    (B) his Company Accounts under the Mirror Savings Plans;
                    plus

     4. The first sentence of the first paragraph following item (iv) of subparagraph (1)(b) of Article IV (Benefits) is amended effective January 1, 1999 to add the words "and the Mirror Savings Plans" after the words "Stock Ownership Plan".

     5. Subparagraph (g) of Paragraph (7) (Special Rules for VERP Plan Participants) of Article IV (Benefits) is amended effective January 1, 1999 to read as follows:

               (g) The benefits payable to or on behalf of an Eligible Management Associate under the Plan shall not duplicate benefits payable from the Pension Plan, the VERP Plan, the Benefit Restoration Plan, the Mirror Savings Plans, or any separation pay program of the Company or a Participating Employer or a

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                    Controlled Group Member.  To the extent that any benefits
                    otherwise payable under the Plan are paid from one or more of the plans or programs described in the prior sentence, such benefits under the Plan shall be cancelled.

     6. The headings in the chart in Paragraph (1) (Additional Credited Service) of Article VIII (Miscellaneous) are revised effective January 1, 1996 to delete the words "and/or Service" after the words "Years of Service" in the heading on the left and to add the words "and/or Service" after the words "Deemed Additional Months of Age" in the heading on the right, and effective January 1, 1999 to delete in item
          (b) the words "Director of Personnel" and to substitute the words "Director of Human Resources" therefor.

     7. Paragraph (5) (Liability) of Article VIII (Miscellaneous) is amended effective January 1, 1999 to delete the words "Personnel Committee" and to substitute the words "Human Resources Committee" therefor.

     8. Article IX (Claims Procedures) is amended effective July 1, 1998 to delete the words "Benefits Administration Manager" and substitute the words "Benefits Director" therefor in each place it appears.

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                                      APPENDIX I

                               Participating Employers
                               _______________________


                             J. C. Penney Company, Inc.

                                JCPenney National Bank
               (from and after August 1, 1994 until December 17, 1997)

                        JCP Internet Commerce Solutions, Inc.
                          (from and after February 1, 1999)

                                 JCP Logistics L. P.
                          (from and after February 1, 1999)

                                   JCP Media L. P.
                          (from and after February 1, 1999)

                             JCP Overseas Services, Inc.
                            (from and after July 1, 1996)

                                 JCP Portfolio, Inc.
                              (dissolved July 18, 1995)

                          J. C. Penney Private Brands, Inc.
                           (from and after January 1, 2000)

                                JCP Procurement L. P.
                          (from and after February 1, 1999)

                                JCP Publications Corp.
                           (formerly JCP Media Corporation)
                            (from and after April 3, 1996)

                              JCPenney Puerto Rico, Inc.

                                JCP Receivables, Inc.

                                   StepInside, Inc.
                           (from and after January 1, 2000)

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